EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made as of this ____ day of April, 1999, by and between ATLANTIC GULF COMMUNITIES CORPORATION, a Delaware corporation (the "Employer") and WILLIAM G. PEACHER (the "Employee").

                                   WITNESSETH:

         WHEREAS, Employer owns one hundred (100%) percent of the beneficial interest in Aspen Springs Ranch, Inc., a Colorado corporation (the "Development Company");

         WHEREAS, Employer believes that the future services of Employee will be a valuable asset to Employer and the Development Company, and Employer desires to secure the benefits of the services of Employee; and

         WHEREAS, Employee is willing to be employed on a full-time basis on the terms, conditions and covenants as hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the Employer and Employee agree as follows

                                    ARTICLE I
                               TERMS OF EMPLOYMENT

         Section 1.1 TERM. The Employer hereby employs Employee commencing on or about the 15th day of May, 1999 (the "Commencement Date"), and continuing thereafter for a term of five (5) years or until terminated as set forth herein, upon the terms and conditions contained herein.

                                   ARTICLE II
                         DUTIES OF EMPLOYEE AND EMPLOYER

         Section  2.1    DUTIES OF EMPLOYEE.  Employee shall be employed as Vice
President of Employer and President and Chief Operating Officer of the Development Company and shall perform such duties as may be reasonably assigned by Employer's President or the Board of Directors of Employer ("Board"), or both. The Employee shall devote his entire exclusive productive time, ability and attention to the business of the Employer and the Development Company during the term of this Agreement. The Employee shall not directly or indirectly render any services of a business, commercial or professional nature, to any other person or organization, whether for compensation or otherwise, without the prior written consent of the Employer.

         Section 2.2 DUTIES OF EMPLOYER. Employer shall provide Employee with necessary and reasonable office space and all staffing requirements (as mutually determined by the parties hereto

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

to be necessary) in connection with the performance of his duties hereunder, and shall pay all compensation due hereunder promptly in accordance with the terms hereof. Employee shall be entitled to up to four (4) weeks paid vacation per year, provided that the taking of such vacation does not unreasonably conflict with the activities of Employer. If this Agreement is terminated for any reason, accumulated vacation time shall be paid to Employee in accordance with Employer's company policy, provided, however, such accumulated vacation time shall not exceed two (2) weeks.

                                   ARTICLE III
                             COMPENSATION & BENEFITS

         Section 3.1     COMPENSATION.   As  compensation  for  services  to  be
rendered pursuant to this Agreement, the Employee shall be compensated as follows:

                  3.1.1 SALARY. Commencing on the Commencement Date, the Employee shall be paid a base compensation of Two Hundred Fifty Thousand Dollars ($250,000) per year. Such compensation shall be payable in accordance with Employer's customary payment schedule.

                  3.1.2 ANNUAL BONUS. On or before January 31, 2000, Employee shall receive a guaranteed bonus of One Hundred Seventy-Five Thousand Dollars ($175,000) for the year 1999. Commencing on January 1, 2000, Employee's annual bonus will be based on annual business performance when compared to mutually agreed upon goals and objectives for the Development Company. Based upon the actual performance of the Development Company when compared to the goals and objectives, the Employee may earn up to seventy (70%) percent of the Employee's annual salary as described in Paragraph 3.1.1 above as reasonably determined by the Board. The annual bonus for the year 2000 and subsequent years will be paid in accordance with Employer's customary payment schedule.

                  3.1.3 PARTICIPATION AGREEMENT. Contemporaneous with the execution of this Agreement, Employer and Employee will enter into a Participation Agreement which shall be in the same form as EXHIBIT "A" attached hereto. The Participation Agreement will provide, among other things, that the Employee shall be entitled to five (5%) percent of "Net Profits" as defined therein and payable from "Positive Net Cash Flow" of the Development Company.

                  3.1.4 EXPENSES. Employee shall be entitled to reimbursement or payment on his behalf of the following expenses:

                           3.1.4.1         All actual  out-of-pocket  relocation
                                    expenses,  including house hunting trips and
                                    temporary housing  expenses,  and all actual
                                    out-of-pocket    costs   of   moving    from
                                    Employee's   current  home  in   Greensboro,
                                    Georgia as reasonably incurred by Employee;

                           3.1.4.2         Upon selection of a rental home to be
                                    located in the Aspen, Colorado area (which rental home must be reasonably acceptable to Employer), and until such time as Employee has closed on the sale of

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

                                    his existing  home in  Greensboro,  Georgia,
                                    Employer  shall  pay all  housing  expenses,
                                    including,   but  not  limited   to,   rent,
                                    utilities and insurance.  Within ninety (90)
                                    days  of  the  Commencement  Date,  Employee
                                    agrees  to list  his  existing  home  with a
                                    broker at a price  reasonably  acceptable to
                                    Employee   and  will  use  good   faith  and
                                    diligent  efforts  to  market  and  sell the
                                    same. Upon the closing of the existing home,
                                    Employer will pay the difference between all
                                    housing expenses as described above and Four
                                    Thousand  Dollars  ($4,000).  The  lease for
                                    such rental property shall be in the name of
                                    the  Employer  and  the   occupancy  by  the
                                    Employee  shall  be  deemed a  condition  of
                                    employment.  The  obligation  to lease  such
                                    home   shall   terminate   upon  the  second
                                    anniversary of the Commencement Date or sooner if Employee purchases a home or constructs a home during such two (2) year period. Should this Agreement be terminated for any reason, Employee agrees to vacate such home within thirty (30) days of such termination;

                           3.1.4.3         The use of a  4-wheel  drive  vehicle
                                    provided by  Employer,  which may be used by
                                    Employee for his personal use as well.  Upon
                                    termination   of  this   Agreement  for  any
                                    reason, Employee will immediately return the vehicle to Employer;

                           3.1.4.4         The  payment  of all dues  associated
                                    with the membership in the Club as described below;

                           3.1.4.5         All employee  benefit plans currently
                                    provided to Employer's senior management employees;

                           3.1.4.6         Reimbursement   for  all   reasonable
                                    travel,  lodging,  food and related expenses
                                    incurred  in  connection   with   Employee's
                                    employment, including expenses in connection
                                    with   attendance   of  mutually   agreeable
                                    seminars  reimbursable  in  accordance  with
                                    Employer's standard policy;

                           3.1.4.7         Reimbursement    to    Employee    of
                                    customary  and  reasonable   closing  costs,
                                    commissions  and  other  customary   closing
                                    expenses incurred by Employee upon sale of Employee's house in Greensboro, Georgia; and

                           3.1.4.8         Reimbursement    to    Employee    of
                                    customary  and  reasonable   closing  costs,
                                    financing fees and other  customary  closing
                                    expenses   incurred  by  Employee  upon  the
                                    acquisition of the lot and club membership described in Paragraph 3.1.5 below.


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

                  Employer's obligation to reimburse Employee for expenses set forth in this Section 3.1.4 shall terminate upon the termination of this Agreement, except for the reimbursement of such expenses incurred prior to such termination.

                  3.1.5 PURCHASE OF LOT AND MEMBERSHIP. Employee will select a lot from an undeveloped portion of the Development Company's property, which is available inventory and mutually acceptable to the parties hereto. Such lot will be reserved for acquisition by Employee together with a membership in the Aspen Springs Club. The purchase price for such lot and membership shall be at the original offering price and Employee agrees to execute a standard agreement and membership documents. Employee shall earn a credit in the amount of One Hundred Thousand Dollars ($100,000) per year for each year of employment under this Agreement toward the purchase price of such lot and membership (the "Credits"). At the time that Employee acquires such lot and membership, Employee will pay the difference between the retail value of such lot and membership and Five Hundred Thousand Dollars ($500,000). Employee will also execute a non-recourse and contingent promissory note to the Employer for the amount remaining after subtracting any earned Credits from Five Hundred Thousand Dollars ($500,000) (the "Note"). The Note shall provide for interest in the amount of imputed interest required by the Internal Revenue Service and shall also provide for a reduction of the indebtedness evidenced thereby by the earned Credits as provided herein. The Note shall also provide for a maturity date of the fifth anniversary of the Commencement Date. The repayment of the indebtedness evidenced by the Note will be secured by a deed of trust. The deed of trust will provide that the Employer will subordinate the lien thereof to a construction loan for a home to be built on the lot on terms reasonably acceptable to Employer. If this Agreement is terminated by Employer without cause, Employee shall, within ninety (90) days of such termination, repay the outstanding balance due on the Note. If this Agreement is terminated for any other reason, Employee shall have thirty (30) days after such termination to repay the outstanding balance due on the Note. If the closing of the Lot has not occurred prior to such termination, Employer shall have no duty to provide such financing.

                  3.1.6 CLUB MEMBERSHIP EXPENSE. For so long as Employee is employed by Employer, the membership in the Club shall be dues free.

                                   ARTICLE IV
                                 TERMINATION FEE

         Section 4.1 TERMINATION BY EMPLOYER. If the Employer terminates employment of the Employee, without cause, prior to the expiration of the five
(5) year term of this Agreement, Employer shall be entitled to: (i) a lump sum payment of Five Hundred Thousand Dollars ($500,000); (ii) the recognition of the Credits earned for the purchase of the lot and membership as described in
Section 3.1.5 above, but in no event less than One Hundred Thousand Dollars ($100,000); and (iii) the first year's bonus if not previously paid.

         Section 4.2 TERMINATION BY EMPLOYEE. If the Employee terminates his employment prior to the expiration of the five (5) year term of this Agreement, the Employee shall only be entitled to the compensation earned through the date of such termination and the recognition of the Credits

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


earned for the purchase of the lot and membership, provided that the Employee has, in fact, closed on the purchase of the lot and membership. If the Employer terminates this Agreement and has not closed on the purchase of the lot and membership, Employee shall not be entitled to any Credits. In any event, should Employee terminate this Agreement, Employee shall not be entitled to any amount that would otherwise be due under the Participation Agreement.

         Section 4.3 PARTICIPATION. If the Employer terminates this Agreement without cause, Employee shall be entitled to all amounts that would otherwise accrue to the benefit of the Employee under the Participation Agreement for the period of time from the Commencement Date until six (6) months from the date of such termination. If Employer terminates this Agreement with cause, Employee shall be entitled to all amounts that would otherwise accrue to the benefit of the Employee under the Participation Agreement for the period of time from the Commencement Date of the Employment Agreement until the date of such termination. Employee recognizes, however, that payments due as a result of the Participation Agreement are paid from Positive Net Cash Flow as defined in the Participation Agreement.

                                    ARTICLE V
                                    COVENANTS

         Section 5.1     COVENANTS.  Employee hereby covenants and presents:

                  5.1.1 During the term of this Agreement, the Employee shall not directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any business that is in competition in any manner whatsoever with any business of the Employer or any of Employer's subsidiaries or affiliated companies.

                  5.1.2 Upon the termination of his employment, whether by expiration of this Agreement or otherwise, the Employee shall not, directly or indirectly, within the State of Colorado, enter into or engage in direct competition with any business activity of the Employer or Development Company either as an individual on his own, or as a partner or joint venture, or as an employee or agent for any person or as an officer, director or shareholder, or otherwise, for a period of two (2) years following the date of termination of his employment hereunder.

                  5.1.3 During the term of his employment under this Agreement, the Employee will have access to and become familiar with various trade secrets and confidential information consisting of business contracts, customer lists, records, and specifications, all of which are owned by the Employer and which are regularly used in the operations of the Employer's business. The Employee shall not disclose any of the aforesaid trade secrets and confidential information, directly or indirectly, nor use them in any way, either during the term of this Agreement, or at any time thereafter, except as required in the course of his employment hereunder. They shall remain the exclusive property of the Employer and may not be disclosed under any circumstances to any person or party without the prior written consent of the Employer.

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


                  5.1.4 Employee acknowledges that it has received copies of the following documents:

                           5.1.4.1         that  certain Loan  Agreement,  dated
                                    September  3, 1998,  between the Company and
                                    Lehman Brothers Holdings, Inc.;

                           5.1.4.2         that    certain     Senior    Secured
                                    Facilities Credit Agreement, dated September
                                    3,  1998,  between  the  Company  and Morgan
                                    Stanley Senior Funding, Inc.;

                           5.1.4.3         that  certain   Exchange   Agreement,
                                    dated September 3, 1998, by and between the Company and Spring Valley Holding USA, Ltd., together with the Addendum thereto; and

                           5.1.4.4         the approved pro-forma and budget for
                                    the project (the documents described in 5.1.4.1, 5.1.4.2, 5.1.4.3 and this 5.1.4.4 being collectively referred to herein as the "Project Agreements").

                  Employee agrees to comply with all of the terms and conditions of the Project Agreements, as well as all applicable laws, rules, regulations and permits with respect to the project, the development of the project and Employee's performance of its duties hereunder.

                  5.1.5 The Employee shall not, either during the term of this Agreement, or the first 180 days following the termination of this Agreement, solicit, encourage or induce any employee of the Employer to leave his or her employment with the Company.

         Section 5.2 REMEDY FOR COVENANT VIOLATION. Each covenant set forth in subsections 5.1.1, 5.1.2, 5.1.3, 5.1.4 and 5.1.5 above is separate and distinct from every other covenant set forth herein. In the event of the invalidity of any covenant, the remaining covenants shall be deemed independent and divisible. Employee recognizes that a breach of any of the covenants contained in subsections 5.1.1, 5.1.2, 5.1.3, 5.1.4 and 5.1.5 would irreparably injure the Employer. Accordingly, the Employer may, in addition to pursuing its other remedies, obtain an injunction from any court having jurisdiction of the matter restraining any further violation, and no bond or other security shall be required in connection with such injunction.

                                   ARTICLE VI
                                   TERMINATION

         Section 6.1 TERMINATION FOR CAUSE. Notwithstanding anything contained in this Agreement to the contrary, Employer may at any time terminate this Agreement without further obligation to Employee upon the happening of any of the following events:

                  6.1.1 If Employee is convicted of a felony or other criminal offense involving moral turpitude; or

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


                  6.1.2 Employee is or shall be unable to discharge properly his obligations hereunder through illness or through accident or any other cause whatsoever for up to periods aggregating ninety (90) days in any continuous period of three hundred sixty-five (365) days; or

                  6.1.3 If Employee shall die or be adjudicated of unsound mind; or

                  6.1.4 If Employee commits a material breach of this Agreement including but not limited to a breach of any covenant contained in
         Section 4.01 hereof; or

                  6.1.5 If Employee violates any federal or state securities laws; or

                  6.1.6  If Employee misappropriates Employer's funds; or

                  6.1.7  The  habitual  use of alcohol or drugs by Employee to a
         degree  that  such  use   substantially   interferes   with  Employee's
         performance of his duties or obligations under this Agreement; or

                  6.1.8 Employee's deliberate and premeditated acts against the Company's best interests; or

                  6.1.9 Employee's violation of any law or regulation governing Employee's conduct under this Agreement.

         Section 6.2 TERMINATION WITHOUT CAUSE. Employer may terminate Employee at any time, without cause, in which case the Employee shall be entitled to the Termination Fee described in Section 4.1 above and the interests in the Participation Agreement described in Section 4.3 above.

         Section 6.3 DUTIES UPON TERMINATION. Upon the termination of this Agreement, Employee shall immediately deliver to Employer all the books, records, documents, customer or supplier lists and all other assets or property of Employer in his possession, custody or under his control, without making copies of any such documents whether for his own use or for any other purpose.

         Section 6.4 TERMINATION BY EMPLOYEE. Employee may terminate this Agreement upon ninety (90) days' written notice to Employer. Should Employer fail to make any payment due Employee when it is due and within ten (10) business days after written demand by Employee, Employee may terminate this Agreement in writing without advance notice, and shall not be bound by the Covenants set forth herein.

                                   ARTICLE VII
                                 REPRESENTATIONS

         Section 7.1 REPRESENTATIONS OF EMPLOYEE. That he has been advised that he has the legal ability to enter into this Agreement, and that compliance with the terms hereof will not cause Employee to be in violation of any other contract, covenant, or rule of law. Employee also represents

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


that he has been advised that the Employer has hired an investment banker to pursue strategic alternative transactions.

         Section 7.2 REPRESENTATIONS OF EMPLOYER. Employer represents and warrants that Employer has the legal ability to enter into this Agreement, and compliance with the terms hereof will not cause Employer to be in violation of any other contract, covenant, or rule of law, and further represents and warrants that its current intention is to continue development of its properties.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

         Section 8.1 This Agreement supersedes any and all agreements, either oral or in writing between the parties hereto with respect to the employment of the Employee by the Employer, and it contains all of the covenants and agreements between the parties with respect to such employment in any matter whatsoever.

         Section 8.2 The invalidity or unenforceability of any terms or provisions, or any clause or portion thereof, of this Agreement shall in no way affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         Section 8.3 This Agreement may not be changed or modified except by an instrument in writing and signed by the parties hereto.

         Section 8.4 Except as otherwise herein expressly provided, this Agreement shall inure to the benefit of and be binding upon the parties hereto, their heirs, legal representatives, successors and assigns, provided that the obligations of Employee hereunder may not be delegated.

         Section 8.5 This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

         Section 8.6 This Agreement may be executed by each party upon a separate copy, and in such case, one counterpart of this Agreement shall consist of enough of such copies to reflect the signatures of all of the parties to this Agreement. This Agreement shall become effective when one or more counterparts has been signed by each of the other parties to this Agreement.

         Section 8.7 All notices hereunder shall be in writing and shall be deemed to have been given at the time by hand delivery, or when mailed in any general or branch United States Post Office enclosed in a registered or certified postpaid envelope addressed to the address of the respective parties stated below, or to such changed address as such party may have affixed by notice as aforesaid:

         EMPLOYEE:                         William G. Peacher
                                           1010 Liberty Bluff Court
                                           Greensboro, Georgia  30642

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         EMPLOYER:                         Atlantic Gulf Communities Corporation
                                           2601 S. Bayshore Drive
                                           Miami, Florida  33133
                                           Attn:  President

         Provided, however, any notice of change of address shall be effective only upon receipt.

         8.8 Each party hereby waives their respective rights to a jury trial.

         8.9 In the event of any litigation under or respecting this Agreement, the prevailing party shall be entitled to attorney's fees and court costs through all pretrial, trial, appellate, administrative, and post-judgment proceedings.

         IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement on the day and year first above written.

                                           EMPLOYER:
                                           ATLANTIC GULF COMMUNITIES
                                           CORPORATION, a Delaware corporation


                                           By:

                                           Its:



                                           EMPLOYEE:




                                           William G. Peacher

                                   EXHIBIT "A"

                             PARTICIPATION AGREEMENT


         THIS PARTICIPATION AGREEMENT (the "Agreement"), made and entered into this ____ day of __________, 1999, by and between ATLANTIC GULF COMMUNITIES CORPORATION, a Delaware corporation (the "Owner"), and WILLIAM G. PEACHER (the "Participant"), is as follows:

                              W I T N E S S E T H:

         WHEREAS, Owner is the owner of one hundred (100%) percent of the beneficial interest of Aspen Springs Ranch, Inc., a Colorado corporation (the "Development Company"); and

         WHEREAS, the Development Company owns certain land in Garfield County, Colorado, described on EXHIBIT "A" (the "Real Property") upon which the Development Company presently intends to develop a planned unit development consisting of approximately four hundred one (401) residential lots, seventy-five (75) cooperative units, two (2) eighteen hole golf courses and other related amenities (the "Project");

         WHEREAS, in developing the Project, the Development Company will acquire numerous items of personal property and equipment (the "Personal Property") as well as various permits, approvals, trademarks and water rights (collectively, the "Entitlements") (the Real Property, Personal Property and Entitlements are collectively, the "Property");

         WHEREAS, in consideration of Participant entering into an Employment Agreement of even date herewith (the "Employment Agreement") and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Owner has agreed to convey to Participant, pursuant to the terms recited herein, a right to receive a portion of the net profits from the development of the Project and the marketing, sales and operation of the Property arising after the Commencement Date, free and clear of any obligation by Participant arising after the Commencement Date, except as set forth herein and in the Employment Agreement.

         NOW, THEREFORE, for and in consideration of the mutual covenants, promises and agreements herein contained, the parties hereto do hereby agree as follows:

                                   ARTICLE 1.
                                   DEFINITIONS

         1.1. All capitalized terms referenced or used in this Agreement and not specifically defined herein shall have the meaning set forth in alphabetical listing on EXHIBIT "B", which is attached hereto and incorporated by reference.

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


                                   ARTICLE 2.
                            TERM, OPTION TO TERMINATE

         2.1. The term of this Agreement shall commence on the Commencement Date and end upon (i) the termination and winding up of the sale of all of the Property, including the distribution to Participant of all amounts due to Participant hereunder, (ii) the execution of a mutual written agreement between the parties terminating this Agreement, or (iii) in certain circumstances as provided in the Employment Agreement, the termination of the Employment Agreement and the distribution to Participant of all sums due to Participant hereunder (the "Term").

                                   ARTICLE 3.
                             PARTICIPATION INTEREST

         3.1. PARTICIPATION INTEREST. Owner hereby grants and assigns to Participant a five (5%) percent interest of the Net Profits, if any, generated from the development of the Project and the marketing, sales and operation of the Property, as defined herein (the "Participation Interest"). The Participation Interest shall be paid from Positive Net Cash Flow. To the extent that a Participation Interest is earned but there is no Positive Net Cash Flow available to pay the same, the Participation Interest shall accrue until such time that Positive Net Cash Flow is available. When available, twenty-five (25%) percent of such Positive Net Cash Flow shall be paid to Participant until such time that the accrued Participation Interest is paid. Thereafter, Participant shall receive the Participation Interest through the payment of five (5%) percent of the Positive Net Cash Flow. In such case, Owner shall receive ninety-five (95%) percent of such Positive Net Cash Flow and all sums in excess of the amount necessary to pay the Participation Interest.

         3.2. FINANCIAL STATEMENTS. Owner shall provide Participant with a copy of all its Financial Statements concerning the Property within forty-five
(45) days after the close of each Calendar Quarter. Participant hereby represents and warrants to Owner that Participant shall treat all Financial
Statements as confidential and shall not disclose any information contained therein to any person, other than its employees, agents, attorneys, consultants or affiliated entities.

         3.3. AUDIT. Participant shall have the right, at Participant's expense, to conduct an annual audit of the financial books, records and data of Owner related to the Project and the Property and the amount of the Participation Interest. Such audit shall be conducted, at Participant's sole cost and expense, by Participant or by an accounting firm of Participant's choice at Owners' offices during normal business hours and, to the extent practicable, shall be conducted in such a manner as will minimize the interference which such audit may cause with the business operations of Owner.

         3.4. EMPLOYMENT AGREEMENT. As provided in the Employment Agreement, should the Employment Agreement be terminated by Participant, all rights to receive the Participation Interest (accrued and in the future) shall also be immediately terminated. Should the Employment Agreement be terminated by the Owner without cause, Participant shall be entitled to all Participation Interest for a period of time from the Commencement Date of the Employment Agreement until six (6) months from the date of such termination. Should the Employment Agreement be terminated by Owner with cause, Participant shall be entitled to all Participation Interest for a period of time from the Commencement Date of the Employment Agreement through the date of such termination.

                                   ARTICLE 4.
                    PARTICIPANT'S OBLIGATIONS OR LIABILITIES

         4.1. LIABILITIES AND OBLIGATIONS. Other than those set forth in the Employment Agreement, Owner acknowledges that Participant does not have any liability or obligation arising after the Commencement Date in connection with the development of the Project and the marketing, sales and operation of the Property. Subject to the provisions of Section 3.4 herein, the Participation Interest granted to Participant is a "carried interest" in the Positive Net Cash Flow as described herein and the payment of said interest to Participant does not require any additional payment of funds or performance of any obligation by Participant after the Commencement Date. The parties further acknowledge that the granting of the Participation Interest and the payment of funds to Participant does not impose or create any additional liability or obligation of Participant to Owner other than as set forth in the agreements executed between the parties.

         4.2. CAPITAL CONTRIBUTIONS AND LOANS. Participant has no responsibility to loan, guarantee or contribute any amount of money to Owner after the Commencement Date in connection with its ownership of the Participation Interest.

                                   ARTICLE 5.
                      OWNER'S COVENANTS AND REPRESENTATIONS

         5.1. Owner makes the following representations to Participant, which representations shall, unless otherwise stated herein, survive the execution and delivery of this Agreement:

                  5.1.1. CORPORATE STATUS. Owner is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and the person or persons executing this Agreement have the full power and authority to enter into this Agreement, execute all documents required hereunder and to bind the Owner to the terms and conditions recited herein.

                  5.1.2. AUTHORIZATION. The making, execution, delivery and performance of this Agreement by Owner has been duly authorized and approved by all requisite action of the Board of Directors of Owner, and this Agreement has been duly executed and delivered by the undersigned officer and constitutes a valid and binding obligation of Owner, enforceable in accordance with its terms.

                  5.1.3. VIOLATION OF REPRESENTATIONS. From and after the date hereof and until the termination of this Agreement, Owner shall not take any action or omit to take any action which would have the effect of violating any of the representations of Owner contained in this Agreement.

                  5.1.4. VIOLATION OF AGREEMENT. Neither the execution and delivery of this Agreement by Owner nor Owner's performance of its obligations hereunder will result in a violation or breach of any term or provision or constitute a default or accelerate the performance required under any other agreement or document to which Owner is a party or is otherwise bound, and will not constitute a violation of any law, ruling, regulation or order to which Owner is subject.

                                   ARTICLE 6.
                                 OWNER'S DEFAULT

         6.1. Owner shall be deemed to be in default under this Agreement (a "Default"), if Owner fails in the performance of or compliance with any of the covenants, agreements, terms or conditions contained in this Agreement and such failure shall continue for a period of thirty (30) days after written notice thereof from Participant to Owner specifying in detail the nature of such failure, or, in the case such failure cannot with due diligence be cured within such period of thirty (30) days, if Owner fails to proceed promptly and with all due diligence to cure the same and thereafter to prosecute the curing of such failure with all due diligence [it being intended that in connection with a failure not susceptible of being cured with due diligence within thirty (30) days that the time within which to cure the same shall be extended for such period as may be necessary to complete the same with all due diligence, but in no event shall the time be extended for more than ninety (90) days].

                                   ARTICLE 7.
                                    REMEDIES

         7.1. PARTICIPANT'S REMEDIES. Upon the occurrence of a Default by Owner which is not cured within the time permitted, Participant shall be entitled to:

                  7.1.1. Specific performance of Owner's obligations hereunder and injunctive relief, as applicable, under the laws of Colorado;

                  7.1.2. Demand payment of all amounts due Participant under the terms of this Agreement and demand the payment of all costs, actual damages (not consequential or punitive), expenses and reasonable attorneys' fees of Participant due to Owner's Default; and

                  7.1.3. Remedy any Default of Owner, and in connection with such remedy, Participant may pay all expenses and employ counsel, and all sums so expended or obligations incurred by Participant in connection therewith shall be paid by Owner to Participant, upon demand by Participant, and on failure of such reimbursement, Participant may, at Participant's option, deduct all costs and expenses incurred in connection with remedying a Default of Owner from the next sums subsequently becoming due to Owner from Participant under the terms of this Agreement.

         No remedy granted to Participant is intended to be exclusive of any other remedy herein or by law provided, but each shall be cumulative and shall be in addition to every other remedy given hereunder to now or hereafter existing at law, in equity or by statute. No delay or omission of Participant to exercise any right or power accruing upon any Event of Default shall impair Participant's exercise of any right or power or shall be construed to be a waiver of any Event of

Default or acquiescence therein.

                                   ARTICLE 8.
                              OFFSET AT TERMINATION

         8.1. Upon termination, all sums owed by either party to the other shall be paid within thirty (30) days or later if such termination is a result of the termination of the Employment Agreement. Any sums due to the Participant hereunder may be offset against amounts that the Participant may owe Owner as a result of the Employment Agreement, provided, however, Owner may not offset sums due to Participant hereunder against the outstanding principal balance of the Note (as defined in the Employment Agreement) prior to its maturity.

                                   ARTICLE 9.
                   RELATIONSHIP, AUTHORITY AND FURTHER ACTIONS

         9.1. NO PARTNERSHIP OR JOINT VENTURE. Nothing contained herein shall be deemed or construed by the parties hereto or by any third party as creating the relationship of (i) a partnership, or (ii) a joint venture between the parties hereto; it being understood and agreed that neither any provisions contained herein nor any acts of the parties hereto shall be deemed to create any relationship between the parties hereto other than the relationship of Owner and Participant, as set forth herein.

         9.2. FURTHER ACTIONS. Owner and Participant agree to execute all contracts, agreements and documents and to take all actions necessary to comply with the provisions of this Agreement and the intent hereof; provided, however, in no event shall Participant be entitled to place or cause to be placed any liens on the Property without Owner's prior consent.

         9.3. NOT RESPONSIBLE FOR OTHER'S COMMITMENTS. Neither party shall be responsible or liable for any indebtedness or obligation of the other party incurred either before or after the execution of this Agreement, except as to those joint responsibilities, liabilities, indebtedness or obligations incurred pursuant to the terms of this Agreement, and each party agrees to indemnify and hold the other party harmless from such obligations and indebtedness.

                                   ARTICLE 10.
                                  MISCELLANEOUS

         10.1. NOTICES. Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing and addressed as shown below, or to such other address as the party concerned may substitute by written notice to the other, and (i) delivered personally, or (ii) sent by certified or registered mail, return receipt requested, postage prepaid, addressed as shown below, or to such other address as the party concerned may substitute by written notice to the other. All notices personally delivered or sent by overnight courier shall be deemed received on the date of delivery. All notices forwarded by certified or registered mail shall be deemed received on a date five (5) days (excluding Saturdays, Sundays and holidays upon which the United States Postal Service does not deliver mail) immediately following date of deposit in the mail. Provided, however, the return receipt indicating the date upon which all notices were received shall be PRIMA FACIE evidence that such notices were received on the date on the return receipt.

         If to Owner:                 Atlantic Gulf Communities Corporation
                                      2601 S. Bayshore Drive
                                      Miami, Florida  33133
                                      Attn:  President

                                      With copies to:
                                      ---------------
                                      Atlantic Gulf Communities Corporation
                                      2601 S. Bayshore Drive
                                      Miami, Florida  33133
                                      Attn:  General Counsel

         If to Participant:           William G. Peacher
                                      1010 Liberty Bluff Court
                                      Greensboro, Georgia  30642

                                      With copies to:
                                      ---------------
                                      Edward M. Hughes, Esquire
                                      Hughes Law Firm, P.C.
                                      P. O. Box 23526
                                      Hilton Head Island, SC  29925-3526

         The addresses and addressees may be changed by giving notice of such change in the manner provided herein for giving notice. Unless and until such written notice is received, the last address and addressee given shall be deemed to continue in effect for all purposes. No notice to either Owner or Participant shall be deemed given or received unless the entity noted "With a copy to" is simultaneously delivered notice in the same manner as any notice given to either Owner or Participant.

         10.2. ASSIGNMENT. This Agreement and any documents executed in connection therewith shall not be assigned by Participant or Owner without the prior written consent of the other party, and any assignment without such prior written consent shall be null and void. Merger of consolidation of Owner shall not be deemed an assignment, provided that the merged or consolidated entity assumes the obligations hereunder.

         10.3. SURVIVAL. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of (i) this Agreement, and (ii) all other documents and instruments to be executed and delivered in accordance herewith, and shall continue in full force and effect.

         10.4. OUTSIDE BUSINESSES. Nothing contained in this Agreement shall be construed to restrict or prevent, in any manner, any party or any party's affiliates, parent corporations or representatives or principals from engaging in any other businesses or investments.

         10.5. CONSTRUCTION AND INTERPRETATION OF AGREEMENT. This Agreement shall be governed by and construed under the laws of the State of Colorado. Any action brought to enforce or interpret this Agreement shall be brought in the court of appropriate jurisdiction in the county in which the Property is located. Should any provision of this Agreement require judicial interpretation, it is agreed that the court interpreting or considering same shall not apply the presumption that the terms hereof shall be more strictly construed against a party by reason of the rule or conclusion that a document should be construed more strictly against the party who itself or through its agent prepared the same; it being agreed that all parties hereto have participated in the preparation of this Agreement and that legal counsel was consulted by each responsible party before the execution of this Agreement.

         10.6. SPECIFIC PERFORMANCE. Participant and Owner agree that in addition to all other remedies, each of their obligations contained herein shall be subject to the remedy of specific performance by appropriate action commenced by the aggrieved party in a court of proper jurisdiction.

         10.7. AMENDMENT AND WAIVER. This Agreement may not be amended or modified in any way except by an instrument in writing executed by all parties hereto; provided, however, either Participant or Owner may, in writing, (i) extend the time for performance of any of the obligations of the other, (ii) waive any inaccuracies and representations by the other contained in this Agreement, (iii) waive compliance by the other with any of the covenants contained in this Agreement, and (iv) waive the satisfaction of any condition that is precedent to the performance by the party so waiving of any of its obligations under this Agreement.

         10.8. SEVERABILITY. Except as expressly provided to the contrary herein, each section, part, term or provision of this Agreement shall be considered severable, and if for any reason any section, part, term or provision herein is determined to be invalid and contrary to or in conflict with any existing or future law or regulation by a court or agency having valid jurisdiction, such determination shall not impair the operation of or have any other affect on other sections, parts, terms or provisions of this Agreement as may remain otherwise intelligible, and the latter shall continue to be given full force and effect and bind the parties hereto, and said invalid sections, parts, terms or provisions shall not be deemed to be a part of this Agreement.

         10.9. BINDING CONTRACT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, legal representatives and assigns, where permitted.

         10.10. INTEGRATED AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto and there are no agreements, understandings, warranties or representations between the parties other than those set forth herein.

         10.11. GOVERNING DOCUMENT. This Agreement shall govern in the event of any inconsistency between this Agreement and any of the Exhibits attached hereto.

         10.12. JURY TRIAL. The Participant and Owner hereby waive their respective rights to a jury trial.

         10.13. ATTORNEY'S FEES. In the event it becomes necessary for either party to litigate or to initiate any claim or proceeding in order to enforce its rights under the terms of this Agreement, then the prevailing party shall be entitled to reimbursement of its costs and reasonable attorney's fees incurred in any such claim, proceeding or litigation, including those caused by appellate proceedings.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

                                     OWNER:
                                     ATLANTIC GULF COMMUNITIES
                                     CORPORATION, a Delaware corporation


                                     By:

                                     Its:



                                     PARTICIPANT:




                                     WILLIAM G. PEACHER

                                   EXHIBIT "A"

                                  REAL PROPERTY

         Legal descriptions of certain land owned by the Development Company in Garfield County, Colorado.

                                   EXHIBIT "B"

                                   DEFINITIONS


         All capitalized terms referenced or used in the Participation Agreement to which this Exhibit is attached and not specifically defined therein shall have the meaning set forth below in this EXHIBIT "B", which is attached to and made a part of the Participation Agreement for all purposes. The section, paragraph and exhibit references herein refer to the Sections, Paragraphs and Exhibits in and to the Participation Agreement.

         1.1. CAPITAL RESERVE. The term "Capital Reserve" shall mean those amounts established by Owner to be allocated to an account for capital replacements, renewals, nonroutine repairs, maintenance and improvements within and to the Property.

         1.2. COMMENCEMENT DATE. The term "Commencement Date" is defined as the date upon which Owner and Participant execute this Agreement.

         1.3. DEFAULT OR EVENT OF DEFAULT. The terms "Default" or "Event of Default" shall have the meaning set forth in Article 6.

         1.4. EXPENSES. The term "Expenses" shall mean all expenses incurred by or paid on behalf of Development Company, computed on a cash basis, incurred during or after the first calendar month beginning on or after the Commencement Date in connection with all business related to or from the development, construction, marketing, management, operation and sale of the Project and the Property, and shall include, but shall not be limited to, the following items:

                  1.4.1. General and administrative salaries, wages, commissions, employee benefits and payroll expenses, including payroll taxes, approved profit sharing plans and insurance for employees employed in the development, construction, marketing management, operation or sale of the Property;

                  1.4.2. All architectural, design, consulting, engineering and legal fees;

                  1.4.3. All costs of permitting, platting, and other licensing as may be required to accomplish the proposed development of the Property;

                  1.4.4. All predevelopment and development costs, construction costs, including, but not limited to, any invoices submitted by contractors, subcontractors, laborers and suppliers, including costs of payment and performance bonds;

                  1.4.5.  Marketing, advertising and promotional expenses;

                  1.4.6. Replacement of inventories of maintenance parts and supplies;

                  1.4.7.  Reasonable reserves for warranty work;

                  1.4.8.  Replacement of equipment;

                  1.4.9. General and administrative office supplies, postage, printing, routine office, departmental and administrative expenses and costs and accounting services incurred in the on-site development, construction, management, operation and sale of the Property;

                  1.4.10. Reasonable travel expenses of on-site employees and off-site consultants incurred in connection with Property business;

                  1.4.11. A credit to a reserve for appropriate insurance coverage and taxes each calendar month in an amount or at a rate that is sufficient to pay such insurance premiums and taxes when they become due and payable;

                  1.4.12. Insurance premiums and taxes, to the extent not paid from the reserve established therefor;

                  1.4.13. The amount credited to the Capital Reserve, as defined herein;

                  1.4.14. All release of lien and financing costs for any loans associated with the Property and all principal and interest payments and fees due under any loan concerning the Property or construction of the Improvements;

                  1.4.15. Any amounts retained for purposes of maintaining the Working Capital at the level provided for herein;

                  1.4.16. Auditing costs,  accounting  costs,  computer fees and
         legal  fees   incurred  in  respect  to  the   marketing,   management,
         development, operation and sale of the Property;

                  1.4.17. All capital costs incurred in the operation, development and sale of the Property, including the construction and equipping of any Improvements; provided, however, said costs shall first be charged against the balance in the Capital Reserve;

                  1.4.18. Costs incurred for development, connection or use of utilities, including, but not limited to, all electric, gas, waste disposal and water costs, and any other utility charges payable by Participant hereunder;

                  1.4.19. Ordinary maintenance and repairs to the Property.

                  1.4.20. Accounts receivable previously included within Gross Receipts, to the extent they remain unpaid ninety (90) days after the first billing;

                  1.4.21. Any charges pursuant to any other lease, contract or agreement related to the development, construction, management, marketing, operation or sale of the Property, or purchase agreement for replacement of furniture, fixtures and equipment;

                  1.4.22. Any Negative Cash Flow deficit carried forward from previous Calendar Year;

                  1.4.23. Costs incurred in the cleanup and/or restoration of the Property in compliance with any environmental, hazardous substance or solid waste laws or regulations;

                  1.4.24. Costs incurred in the collection of any condemnation proceeds relating to the Property;

                  1.4.25. Costs incurred in the restoration of the Property in connection with an insurable loss;

                  1.4.26. Repayment of Owner's equity investment in the project (and any other investment from future participants invested in the Project and not distributed to Owner), together with a fifteen percent (15%) per annum return on any such investment; and

                  1.4.27. Other expenses reasonably incurred in the development,
         construction,   management,   marketing,  operation  and  sale  of  the
         Property.

         Any of the above provisions resulting in a double deduction as an Expense shall be allowed as a deduction only once. Expenses shall not include depreciation, but shall include the Project's allocable share of federal income taxes and all state income taxes.

         1.5. FINANCIAL STATEMENTS. The term "Financial Statements" shall mean a balance sheet as of the close of a calendar year, statements of income and expense and Positive Net Cash Flow for that portion of the year then ended, applied on basis consistent with that of the preceding period, or containing disclosure of the effect on the financial position or results of operations of any change during the period, and certified as accurate by an executive officer of Owner.

         1.6. GROSS RECEIPTS. The term "Gross Receipts" shall mean receipts recognized during or after the first calendar month beginning on or after the Commencement Date from all business conducted by Development Company upon, related to or from the development, construction, marketing, management, operation and sale or other disposition of the Property or the Real Property during the Term hereof, and shall include, but shall not be limited to, proceeds from the sale of lots, or any other portion of the Real Property, or any proceeds from usage rights or leases of the Real Property, or for services performed on, at, or from the Property, and proceeds paid as a result of an insurable loss in connection with the Real Property or the Property. Gross Receipts shall be reduced by any refunds, rebates, discounts and credits of a similar nature given, paid or returned by Owner and/or Development Company in the course of obtaining such Gross Receipts.

         Notwithstanding anything to the contrary, Gross Receipts shall not include applicable gross receipts taxes, transfer fees, or similar governmental charges collected directly from any purchasers as a part of the sales price of any Property sold.

         Any of the above provisions resulting in a double exclusion from Gross Receipts shall be allowed as an exclusion only once.

         1.7. NEGATIVE NET CASH FLOW. The term "Negative Net Cash Flow" shall be defined as the amount, if any, by which Expenses exceed Gross Receipts for the particular period in question.

         1.8. NET PROFITS. The term "Net Profits" shall mean net pre-tax income from the Project, subject to the conditions set forth below, as determined at the end of each calendar year in accordance with generally accepted accounting principles. The conditions are as follows: (i) Owner shall be entitled to a fifteen percent (15%) per annum return on any funds for the Project funded by Owner and/or Development Company (and any other equity investment in the Project from future participants which remains invested in the Project shall be entitled to a fifteen percent (15%) per annum return), (ii) all non-capitalized expenditures shall be treated as an expense for purposes of determining "Net Profits" at the time of such calculation, and (iii) Owner may establish reasonable reserves for the operation and development of the Project. Attached to this Exhibit "B" as Schedule 1 is proforma profit and loss statement which is an example of how Net Profits are to be computed.

         1.9. POSITIVE NET CASH FLOW. The term "Positive Net Cash Flow" shall mean that amount, if any, by which the sum of Gross Receipts exceed Expenses for the particular period in question.

         1.10. WORKING CAPITAL. The term "Working Capital" shall mean the initial sum of working capital and such additional amount as reasonably required for the operation of the Property, which sum shall be periodically designated by Owner to meet the requirements of the operation of the Property.